Exhibit 21

SUBSIDIARIES OF THE COMPANY

Subsidiary Name	Jurisdiction of Organization
Attractions IP, LLC	Delaware
Country Music Television International, Inc.	Delaware
GN Bond Holdings, LLC	Delaware
Grand Ole Opry, LLC	Delaware
Grand Ole Opry IP, LLC	Delaware
RHP Corporate Properties, LLC	Delaware
RHP Creative Group, Inc.	Delaware
RHP Hotel Operations HoldCo, LLC	Delaware
RHP Hotel Properties, LP	Delaware
RHP Hotels, LLC	Delaware
RHP Operations and Attractions Holdings, LLC	Delaware
RHP Operations GP, LLC	Delaware
RHP Operations GT, LLC	Delaware
RHP Operations Inn at Opryland, LLC	Delaware
RHP Operations NH, LLC	Delaware
RHP Operations OH, LLC	Delaware
RHP Partner, LLC	Delaware
RHP Property GP, LP	Florida
RHP Property GT, LP	Delaware
RHP Property GT, LLC	Delaware
RHP Property NH, LLC	Maryland
RHP Sub Holdings, LLC	Delaware
OLH, GP	Tennessee
OLH Holdings, LLC	Delaware
Opryland Attractions, LLC	Delaware
Opryland Hospitality, LLC	Tennessee
Springhouse Golf, LLC	Delaware
Wildhorse Saloon Entertainment Ventures, LLC	Tennessee